Exhibit 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of Applied Materials, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Michael R. Splinter, George S. Davis and Joseph J. Sweeney and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, relating to such number of shares of common stock of the Company as are necessary to satisfy any stock options that were granted by Varian Semiconductor Equipment Associates, Inc. (“Varian”) under its Amended and Restated 2006 Stock Incentive Plan and Amended and Restated Omnibus Stock Plan and are assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of May 3, 2011, by and among the Company, Barcelona Acquisition Corp., a wholly-owned subsidiary of the Company, and Varian, and any and all amendments (including post-effective amendments) to such Registration Statement(s), and to file such Registration Statement(s) and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands this 13th day of September, 2011.

/s/ Michael R. Splinter Michael R. Splinter	/s/ Gerhard H. Parker Gerhard H. Parker

/s/ Aart J. de Geus Aart J. de Geus	/s/ Dennis D. Powell Dennis D. Powell

/s/ Stephen R. Forrest Stephen R. Forrest	/s/ Willem P. Roelandts Willem P. Roelandts

/s/ Thomas J. Iannotti Thomas J. Iannotti	/s/ James E. Rogers James E. Rogers

/s/ Susan M. James Susan M. James	Robert H. Swan

/s/ Alexander A. Karsner Alexander A. Karsner